UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TPG Specialty Lending, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(4)	Date Filed:

301 Commerce Street, Suite 3300 Fort Worth, TX 76102

NOTICE OF ADJOURNMENT OF SPECIAL MEETING—PLEASE VOTE YOUR PROXY TODAY

Dear Stockholder,

You recently received proxy materials relating to a proposal to be voted on by stockholders of TPG Specialty Lending, Inc. (the “Company”) at a Special Meeting of Stockholders on May 16, 2019. This important notice is to inform you that the Special Meeting has been adjourned until June 14, 2019 at 9:00 a.m., local time, to allow stockholders additional time to exercise their voting rights by submitting their voting instructions. The adjourned meeting will be held at the offices of Cleary Gottlieb Steen & Hamilton LLP, 450 Park Avenue, 28th Floor, New York, NY 10022. The purpose of the adjourned special meeting is to vote upon a proposal to authorize the Company to sell or otherwise issue shares of its common stock at a price below its then-current net asset value.

This letter was sent to you because you held shares of the Company on the record date and we have not yet received your vote. In order to avoid further delay of the meeting, please vote today. Your vote is extremely important, no matter how many shares you hold or how you choose to vote.

For the reasons set forth in the proxy statement, dated April 5, 2019, the Board of Directors recommends that you vote “FOR” the Proposal. Please vote via the internet or phone as soon as possible or alternatively, please sign, date, and return the enclosed proxy card.

If you need assistance voting your TSLX shares, please call D.F. King toll-free at (800) 884-4725 or collect at (212) 269-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ Joshua Easterly
Joshua Easterly
Chairman of the Board of Directors

THREE EASY WAYS TO VOTE